UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

LEGACY ACQUISITION, CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 Race Street Suite 200
Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

(505) 820-0412
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of Material Agreement

On July 20, 2020, Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), terminated the Amended and Restated Share Exchange Agreement, dated December 2, 2019, between Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor”), and Legacy, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020 (the “Share Exchange Agreement”). The Share Exchange Agreement was terminated pursuant to Section 10.1(f), which allows either party to terminate the agreement if the business combination contemplated therein is not consummated by May 20, 2020. The termination was in response to the increasing impact on the global advertising sector, and global markets broadly, resulting from the COVID-19 pandemic, which has negatively affected market valuations. Under the terms of the Share Exchange Agreement, Legacy would have purchased all of the issued and outstanding shares of a wholly owned holding company of Blue Valor, which held the Blue Impact business, an advertising & marketing services group. Legacy is proceeding to evaluate alternative business combinations. No termination penalty was incurred or became payable by Legacy in connection with the termination of the Share Exchange Agreement.

Pursuant to their respective terms, each of (i) the Sponsor Support Agreement, dated March 13, 2020, by and among Legacy Acquisition I LLC, a Delaware limited liability company (the “Sponsor”), Legacy and Blue Valor, (ii) the Waiver Agreement, dated March 13, 2020, by and between the Sponsor and Legacy, and (iii) the Warrant Holder Support Agreements, dated March 13, 2020, by and between Legacy and the holders of approximately 19,765,000 (or approximately 65.9%) of Legacy’s public warrants, terminated concurrently with the termination of the Share Exchange Agreement. Additionally, the Warrant Amendments described in the Consent Solicitation Statement filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2020, and subsequently approved by the public warrant holders will not take effect and there will be no redemption rights or liquidating distribution with respect to Legacy’s warrants. The warrants will expire worthless if Legacy does not complete an alternative business combination.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and the Blue Impact business’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the anticipated evaluation of alternative business combinations, the termination of the Sponsor Support Agreement, the Waiver Agreement and the Warrant Holder Support Agreements, as well as the termination of the Warrant Amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

Dated: July 21, 2020	By:	/s/William C. Finn
	Name:	William C. Finn
	Title:	William C. Finn

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